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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) July 12, 2004

PanAmSat Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-22531 (Commission File Number)	95-4607698 (IRS Employer Identification No.)
20 Westport Road, Wilton, Connecticut (Address of principal executive offices)		06897 (Zip Code)
Registrant's telephone number, including area code (203) 210-8000
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

        (c)    Exhibits.    The following exhibit is furnished as a part of this report:

Exhibit No.	Description
99	Notice to PanAmSat Corporation Retirement Savings Plan Participants, dated July 12, 2004

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

        On July 12, 2004, in connection with a blackout period under the PanAmSat Corporation Retirement Savings Plan, the registrant gave the notice required by Section 306(a) of the Sarbanes-Oxley Act of 2002. A copy of the notice is furnished as Exhibit 99 to this report and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMSAT CORPORATION
Date: July 12, 2004	By:	/s/ JAMES CUMINALE James W. Cuminale Executive Vice President, General Counsel and Secretary

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SIGNATURES